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                                                                  Exhibit No. 24


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the undersigned director and/or officer of Armstrong World Industries, Inc. (the "Company") hereby constitutes and appoints George A. Lorch, Frank A. Riddick and Deborah K. Owen, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for the undersigned in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of the Company), granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of Company Common Stock (the "Securities") and the offering thereof in connection with certain retirement savings plans of Triangle Pacific Corp., as fully to all intents and purposes as the undersigned might or could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacity of director and/or officer of the Company to any registration statement to be filed with the Securities and Exchange Commission in respect of said Securities, to any and all amendments and supplements to any such registration statements, including post-effective amendments thereto, and to any instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and to file such documents with the Securities and Exchange Commission; and to do any and all acts and things and to execute any and all instruments that said attorneys and agents and each of them may deem necessary or desirable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission thereunder, including specifically, but without limiting the generality of foregoing, power and authority to sign the name of the undersigned director and/or officer in such capacity, to any application, report, instrument, certificate, form or other document, and any and all supplements and amendments thereto, to be filed on behalf of said Corporation with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents on the date set forth opposite his or her name below.


Date:  January 28, 1999             /s/ George A. Lorch
                                    ---------------------
                                    George A. Lorch
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                                     - 2 -

                               (Exhibit No. 24)

All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ from the form of the foregoing in that they are executed by the following parties in the capacities indicated on or about January 28, 1999 (except the power of attorney from Edward R. Case executed on or about March 15, 1999):

Frank A. Riddick, III              Senior Vice President, Finance
                                   and Chief Financial Officer
                                   (Principal Financial Officer)
Edward R. Case                     Vice President and Controller
                                   (Principal Accounting Officer)
H. Jesse Arnelle                   Director
Van C. Campbell                    Director
Donald C. Clark                    Director
David W. Raisbeck                  Director
John A. Krol                       Director
David M. LeVan                     Director
James E. Marley                    Director
Judith R. Haberkorn                Director
Jerre L. Stead                     Director